Exhibit 99.1

Powermers Smart Industries, Inc. Empowering Green Energy Commercial and Industrial Solutions January 2024

Disclaimer This presentation is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between OCA Acquisition Corp. (“OCA” or the “SPAC”), Powermers Smart Industries, Inc. (“PSI” or the "Company") and POWR Merger Sub, LLC (“Merger Sub”). In any case, none of OCA, PSI nor any of their respective subsidiaries, shareholders, affiliates, representatives, partners, directors, officers, employees, consultants or agents shall be responsible for any direct or indirect losses caused by use of this document and its content or omissions or reliance on any information contained within. The industry and market data used in this document come from third-party industry publications and sources, and research reports prepared for other purposes. OCA and PSI have not independently verified the data obtained from these sources, nor can it guarantee the accuracy or completeness of the data. In addition, this document is not intended to be all-inclusive or contain all the information that may be necessary for a comprehensive analysis of OCA, PSI or the Business Combination. None of OCA, PSI or their respective representatives or affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained herein. Viewers should make their own independent investigations and analyses of PSI and their own assessments of all information and material provided, or made available, by PSI, OCA or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives. Forward-Looking Statements and Risks Associated with the Proposed Business Combination Certain statements contained in this presentation that are not historical facts are forward-looking statements. Forward-looking statements are often accompanied by words such as “believe,” “may”, “will”, “estimate”, “continue”, “expect”, “intend”, “should”, “plan”, “forecast”, “potential”, “seek”, “future”, “look ahead”, “target”, “design”, “develop”, “aim” and similar expressions to predict or indicate future events or trends, although not all forward-looking statements contain these words. Forward-looking statements generally relate to future events or PSI’s or OCA’s future financial or operating performance, including possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, the effects of regulation, the satisfaction of closing conditions to the Business Combination and related transactions, the level of redemptions by OCA’s public stockholders and the timing of the completion of the Business Combination, including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. For example, statements regarding anticipated growth in the industry in which PSI operates and anticipated growth in demand for PSI’s products, projections of PSI’s future financial results, including future possible growth opportunities for PSI and other metrics are forward-looking statements. These forward-looking statements also include, but are not limited to, statements regarding the use of the Company’s technology in pursuit of a carbon neutral future, the development and utilization of the Company’s technologies in various sectors, licensing and other transactions with manufacturing partners and other third parties, estimates and forecasts of other financial and performance indicators and predictions of market opportunities. These statements are based on various assumptions (whether or not identified in this document) and the current expectations of PSI and OCA management, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and situations are difficult or impossible to predict and may differ from assumptions. Many actual events and situations are beyond the control of PSI and OCA. The proposed business combination and the forward-looking statements are subject to a variety of risks, uncertainties and other factors, including (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (ii) the outcome of any legal proceedings that may be instituted against OCA, PSI or others following this announcement and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of OCA and of PSI, to obtain financing to complete the Business Combination, or to satisfy other conditions to closing; (iv) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (v) the ability to meet stock exchange listing standards in connection with, or following the consummation of, the Business Combination; (vi) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations of PSI; (vii) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees: (viii) costs related to the Business Combination; (ix) changes in applicable laws or regulations; (x) the inability to develop or monetize the Company’s technologies in a timely or successful manner; (xi) the Company’s ability to enter into licensing, manufacturing and other agreements with third parties on satisfactory terms; (xii) the changes in domestic and foreign business, market, financial, political, and legal conditions; (xiii) risks related to domestic and international political and macroeconomic uncertainty, including the conflicts between Russia and Ukraine and Israel and Hamas; (xiv) the amount of redemption requests made by OCA’s public stockholders; (xv) risks related to the launch of the PSI business and the timing of expected business milestones; (xvi) the impact of competition on PSI future business; (xvii) regulatory, economic and market risks related to the conduct of PSI’s business in China; and (xviii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in OCA’s final prospectus relating to its initial public offering, dated January 19, 2021, OCA’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, in each case, under the heading “Risk Factors,” or in other documents to be filed by OCA and PSI with the SEC, including the proxy statement/prospectus. There may be additional risks that neither the Company nor OCA presently know or that the Company and OCA currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. If any of these risks become a reality, or if our assumptions prove to be incorrect, the actual results may differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect the expectations, plans, or forecasts of future events and opinions of PSI or OCA, as applicable, on the date of this presentation. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. PSI and OCA expect that subsequent events and developments will cause the assessments of PSI and OCA to change. Neither the Company nor OCA undertakes any duty to update or revise these forward-looking statements or to inform the viewer of any matters of which any of them becomes aware of which may affect any matter referred to in this press release. If OCA and PSI do update one or more forward looking statements, no inference should be drawn that OCA and PSI will make additional updates thereto or with respect to other forward-looking statements. These forward-looking statements should not be relied upon as representing the OCA’s and PSI’s assessments as of any date subsequent to the date of this filing. You should consult with their professional advisors to make their own determinations and should not rely on the forward-looking statements in this press release. In addition, the financial projections and estimates contained in this presentation were not prepared with a view to public disclosure or compliance with published guidelines of the U.S. Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants or U.S. generally accepted accounting principles (“GAAP”). Accordingly, although PSI's management believes the financial projections and estimates contained herein represent a reasonable estimate of PSI's projected financial condition and results of operations based on assumptions that PSI’s management believes to be reasonable at the time such estimates are made and at the time the related financial projections and estimates are delivered, there can be no assurance as to the reliability or correctness of such financial projections and estimates, nor should any assurances be inferred, and actual results may vary materially from those projected. None of PSI, its equityholders or their respective affiliates, representatives or advisors assumes any responsibility for, and makes no representation or warranty (express or implied) as to, the reasonableness, completeness, accuracy or reliability of the financial projections, estimates and other information contained herein, which speak only as of the date identified on cover page of this presentation. OCA, PSI and their respective affiliates, representatives and advisors expressly disclaim any and all liability based, in whole or in part, on such information, errors therein or omissions therefrom, including liability based on any loss or damage (whether foreseeable or not) suffered or incurred by any person or entity as a result of anything contained or omitted in this presentation. None of PSI or its affiliates, representatives or advisors intends to, and each of PSI and its affiliates expressly disclaims any duty or obligation to, update or otherwise revise the financial projections, estimates and other information contained herein to reflect circumstances existing after the date identified on the cover page of this presentation to reflect new information, the occurrence of future events or otherwise, even if any or all of the assumptions, judgments and estimates on which the Information contained herein is based are shown to be in error. No duty of care or fiduciary relationship is owed or will be deemed to be owed to you or any other person in respect of the Information. The recipient agrees that it will not use any Information for any purpose other than in respect of making its own evaluation of PSI and its business, assets, financial condition and prospects. The recipient agrees that it shall not seek to sue or otherwise hold PSI, OCA or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives liable in any respect for the provision of this presentation, the Information contained in this presentation, or the omission of any information from this presentation.2

Disclaimer 3 Non - GAAP Financial Measures This presentation includes certain unaudited financial measures not presented in accordance with GAAP, including but not limited to earnings before interest, taxes, depreciation, and amortization ("EBITDA") and certain ratios and other metrics derived therefrom . Note that other companies may calculate these non - GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies . Further, these non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP . You should be aware that the presentation of these measures may not be comparable to similarly - titled measures used by other companies . PSI and OCA believe that these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to PSI's financial condition and results of operations . The parties believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing PSI's financial measures with those of other similar companies . These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non - GAAP financial measures . In connection with the contemplated filing by PSI of the Registration Statement, and in the course of the review by the SEC of such filing, PSI may make changes to the information presented in this Presentation, including, without limitation, the description of PSI's business and the financial information and other data (including the prospective financial information and other data) included in this Presentation . Comments by the SEC on information in the Registration Statement may require modification or reformulation of the information we present in this Presentation, and any such modification or reformulation could be significant . Use of Predictive Content This presentation contains financial projections and estimated financial information about PSI . This presentation also contains forward - looking information for PSI, OCA and the Business Combination, and is for illustrative purposes only and should not be regarded as an inevitable basis for future results . The assumptions and estimates are inherently uncertain and subject . Such forecasted financial information and projections constitute a variety of major business, economic, competition, and other risks and uncertainties . Please refer to the "Forward - Looking Statements” section above . Actual results may differ materially from the results expected from the financial forecast information and projections contained in this presentation . Additional Information In connection with the Business Combination, PSI intends to file registration statement on Form S - 4 (as may be amended from time to time, the “Registration Statement”), which will include a preliminary proxy statement of OCA and a preliminary prospectus of PSI relating to the securities of PSI to be issued in connection with the Business Combination, with the SEC . After the Registration Statement is declared effective, OCA will mail a definitive proxy statement relating to the Business Combination and other relevant documents to its stockholders and warrant holders . The Registration Statement, including the proxy statement/prospectus contained therein, when declared effective by the SEC, will contain important information about the Business Combination and the other matters to be voted upon at a meeting of OCA’s stockholders to be held to approve the Business Combination (and related matters) . This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that OCA will send to its stockholders in connection with the Business Combination . This press release does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters . OCA and PSI may also file other documents with the SEC regarding the Business Combination . Investors and security holders of OCA are advised to read, when available, the proxy statement/prospectus in connection with OCA’s solicitation of proxies for its special meetings of stockholders and warrant holders to be held to approve the Business Combination (and related matters) and other documents filed in connection with the Business Combination, as these materials will contain important information about PSI, OCA and the Business Combination . When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders and warrant holders of OCA as of a record date to be established for voting on the Business Combination . OCA stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed or that will be filed with the SEC by OCA through the website maintained by the SEC at www . sec . gov, or by directing a request to OCA Acquisition Corp . , 1345 Avenue of the Americas, 33 rd Floor, New York, NY 10105 or by telephone at (212) 201 - 8533 . Participants in the Solicitation OCA, PSI and their respective directors and officers may be deemed participants in the solicitation of proxies of stockholders and warrant holders of OCA in connection with the Business Combination . OCA security holders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of OCA . A description of their interests in OCA is contained in OCA’s final prospectus related to its initial public offering, dated January 19 , 2021 , and in OCA’s subsequent filings with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of OCA security holders in connection with the Business Combination and other matters to be voted upon at the special meetings of stockholders and warrant holders of OCA will be set forth in the Registration Statement for the Business Combination when available . Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the Registration Statement that PSI intends to file with the SEC . You may obtain free copies of these documents as described in the preceding paragraph . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . Trademarks This document contains trademarks, service marks, trade names and copyrights of PSI and other companies, which are the property of their respective owners.

Chris Thorne Powermers Smart Industries, Inc., Chairman and Chief Executive Officer Doug Brown Powermers Smart Industries, Inc., Vice Chairman Joel Thomas Powermers Smart Industries, Inc., Chief Financial Officer and Executive Vice President Today’s Presenters 4

OCA Acquisition Corporation (Nasdaq: OCAX) Overview

The OCAX team consists of dedicated management with deep principal investing and international transaction experiences, supplemented by Olympus Capital Asia's network of investment professionals

Backed by a Leading Private Equity Partner	▪ Olympus Capital Asia has 20+ years of investing history and has cumulatively deployed $2.6B+ over 10 funds ▪ Deep presence and experience across the Asian landscape with local teams in China, India & Southeast Asia ▪ Partnership-based and cross-border value-add strategies
End-to-End Value Across the Business Lifecycle	▪ Experienced operating and investors with M&A, Accounting, Risk Management, Regulatory & Compliance, and ESG expertise ▪ Over 60 portfolio companies across Asia with focus on expansion-stage investment ▪ Strategic partnerships across the tech-enabled business sector

Broad Board Experience to Support SPAC Execution

- ✓ Asia Pacific Experience
- ✓ Pipeline Development
- ✓ Leadership Evaluation
- ✓ Operations
- ✓ Strategy Evaluation

230+
Combined Years of Experience

- ✓ Transaction Experience
- ✓ Compensation Committee
- ✓ Audit Committee
- ✓ Public Company Experience

OCA Acquisition Corp.



David Shen
Chief Executive Officer

▪ 25+ years of private equity experience, including U.S./Asia cross-border transactions

William E. Simon & Sons

Goldman Sachs



Ryan Bright
Senior Advisor

▪ 20+ years of senior advisory experience in the financial service industry

Direct Selling Acquisition Corporation

SLAM Corp



Jeffrey Glat
Chief Financial Officer

▪ 30+ years of accounting and financial services experience

EY

J.P.Morgan

WestLB

5

6 Powermers Smart Industries, Inc. (“PSI”) Mission PSI aims to transform the global landscape of commercial transportation and industrial equipment by creating a unique ecosystem that we expect will accelerate the world's shift to green - powered solutions, aligning purpose with profit. Our vision is a world where sustainable transportation and industrial equipment are the norm, empowering conscious choices for a healthier planet.

PSI Provides a Comprehensive Suite of Offerings as a Solutions Integrator 7 commercial transportation accounts for approximately 60% of GHG emissions from the transportation sector Investing in partnerships with leading companies delivering a wide range of offerings Enabling technologies to fully realize value of green energy power solutions Providing a centralized marketplace to exhibit and sell Source: Our World in Data Website, (2020, Oct 06), Cars, planes, trains: where do CO2 emissions from transport come from?; 8 Billion Trees Website, (2023, July 11), Truck Carbon Footprint Calculator: Choose Your Pickup’s Year, Make, and Model PSI Overview Key Growth Opportunities Financial Overview

Company Overview Section 1.

Overview of Powermers Smart Industries, Inc. (“PSI”)

Strong and comprehensive technical expertise in commercial and industrial equipment and services

Selected Vehicles[1]







Company Overview

- Solutions integrator across the entire value chain
- Utilizing capital and capacity gained through acquisitions and industry partnerships
- Full range of green equipment technology solutions and services for smart commercial vehicles

Business Offerings

Equipment
Spearheading the transition to green energy

Energy Solutions
Energy as a service (e.g., battery-swapping, hydrogen fuel-cell replenishment)

Logistics Data Services
Software solutions for logistics optimization

Marketplace
Showroom integration that offers unique purchase experience

Financial Services
Supply chain finance, settlement services, and asset securitization

Carbon Credits
Measurement, Reporting, and Verification ("MRV")

By the Numbers

~$1.4B Indicative Equipment Orders through 2024	**~$0.7B** Software Solutions and Other Service Revenue Projected through 2024	**49** Patents/Usage IP Rights
~48K Production Capacity (Units) for 2024	**20+** World-Class Strategic Partners	**3.5%[2]** FY 2024E EBITDA Margin

PSI Overview | Key Growth Opportunities | Financial Overview

9

(1) Pictures shown are illustrative and not actual vehicles in use
(2) Please see appendix for a reconciliation of non-GAAP measures

10 Investment Highlights PSI represents an opportunity to invest across commercial equipment sectors within the green energy ecosystem via a single company We believe we have created a series of value - added solutions with potential to transform the green energy and carbon credit sectors Large and Growing Fulfillment Capacity due to partnerships with leading manufacturers of green energy commercial vehicles and other equipment leads to shorter R&D cycles and reduces capital requirements Multiple Growth Drivers include equipment sales, fees from enabling solutions, and fees from centralized marketplace, as a foundation for a total green energy ecosystem Strong Demand with $2.1B of Expected Total Revenue consisting of $1.4B in equipment sales and $0.7B in software services and other revenue in FY 2024 PSI Overview Key Growth Opportunities Financial Overview

11 Green Energy Ecosystem 1 2 3 4 5 6 Energy Solutions Logistics Data Services Financial Services Equipment ▪ Working with leading OEMs, PSI offers a diverse portfolio of customizable commercial equipment products, which include heavy trucks, vendor trucks, mining trucks, and more Marketplace ▪ Building a one - stop platform to connect fleet operators with suppliers of various products & services ▪ Offering comprehensive financial services pertaining to logistics and supply chain, which include payment and settlement, finance/leasing matchmaking, and digital asset securitization services Carbon Credits ▪ Providing solutions for the MRV of commercial transportation - related carbon credit data ▪ Developing cutting - edge data services such as logistics optimization for fleet operators and drivers ▪ Providing a suite of green energy solutions for commercial equipment, including lithium batteries, liquid hydrogen, hydrogen fuel cells, and methanol range extenders PSI Overview Key Growth Opportunities Financial Overview

Logistics Data Solutions Marketplace PSI currently provides equipment and financing solutions with new offerings in advanced stages Current Offerings Equipment PSI Solutions Will Evolve Over Time Near - Term Offerings (1) Energy Solutions Carbon Credits ▪ Partnering with major OEMs to deliver green energy powered commercial and industrial equipment, including vehicles ▪ Energy replenishment services including battery swapping and hydrogen refueling ▪ PSI won the bid for construction and operation rights of the carbon credit data infrastructure for the transportation sector in the world's largest carbon market for a 55 - year term ▪ Transportation companies using our systems will be able to track and monetize carbon credits in a predictable manner − We believe this will help accelerate the use and value of carbon credits ▪ Showroom integration that offers unique purchase experience ▪ Logistics software that optimizes transportation efficiency and measure key data 12 PSI Overview Key Growth Opportunities Financial Overview Financial Services ▪ Financial services such as settlement services, supply chain finance matchmaking, leasing matchmaking, digital warrant and bills, and asset securitization (1) Management expects to offer these services within the next 24 months

PSI Green Revenue Value Chain Logistics Services: Capacity Matching Platform Selling Vehicles + Financial Leasing Matchmaking Battery Swap Services for Equipment, Including Heavy Trucks Settlement Services Energy as a Service - Intermediate Between Energy Suppliers and Users Carbon Credit Service: Offering Transportation Carbon Credits Smart financial services including supply chain finance matchmaking, leasing matchmaking, digital warrant and bills, and asset securitization 13 Expected Sales Commission Supply Chain Across Regions Recurring Revenues from Energy Services Low Profit Margin to Gain Customers High Volume and Low Margin but Profitable/Strong Driver of Customer Stickiness Increasing Margin as Services Added PSI plans to drive customers up the value chain by providing additional products and services Total GMV Brings High - Profit Financial Service PSI Overview Key Growth Opportunities Financial Overview

PSI is Working to Become a Leader in Green Energy Equipment PSI can integrate various power systems into vehicles according to customer requirements 14 Green Methanol Engine Blue Hydrogen Hybrid Combustion Engine Green Ammonia/Green Hydrogen Combustion Engine LFP Battery Green Hydrogen Fuel Cell Wheel motors Liquid Hydrogen Fuel Cell Small Hydrogen and Solid - state Battery Heavy Trucks Compatible with various application scenarios and customizable energy solutions, such as battery swapping Materials Handling Equipment Green energy forklifts for multiple application scenarios Light Trucks Green energy solutions in the fastest growing segment of commercial trucks Other Agricultural machinery, buses, marine, aviation Specialized Partners Green Energy Industry Leaders Industrial Battery Manufacturers 1 2 3 Range - extending power PSI Overview Key Growth Opportunities Financial Overview Illustrative Opportunities for Expansion (1) (1) Illustrative opportunities are not current offerings of PSI and are illustrative examples of potential future opportunities only. PSI does currently offer some products for heavy trucks, light trucks, materials handling equipment and other

① Trucks: Industry Innovators' Select Product Line

Capabilities for a wide range of solutions across a variety of OEMs, product types and energy systems








Example Types	Sand Tipper Mining Dump Trucks (31-55 Ton)	Mining Haul Trucks (40-130 Ton)	Heavy-Duty Trucks (31-49 Ton)	Buses	Double-Trailer Longer Combination Vehicle Trucks	Micro/Light Trucks (1.5-12 Ton)
Energy Systems	▪ Hydrogen fuel cell ▪ Supercapacitor ▪ Methanol range extender	▪ Lithium battery swapping ▪ Hydrogen fuel cell ▪ Methanol range extender	▪ Lithium battery swapping ▪ Hydrogen fuel cell ▪ Methanol range extender	▪ Lithium battery swapping ▪ Hydrogen fuel cell	▪ Lithium battery swapping ▪ Methanol range extender ▪ Diesel	▪ Lithium battery swapping ▪ Lithium battery recharging
Notes	▪ No consumables – simple engineering	▪ Wide-body trucks	▪ Stainless steel frames and aluminum alloy and composite materials bodies		▪ Provides enabling technology ▪ Intermodal container specialized vehicle ▪ X5 type intermodal specialized vehicle	

PSI Overview | Key Growth Opportunities | Financial Overview

15

Note: Pictures shown are illustrative and not actual vehicles in use

Light Trucks: Burgeoning Sector of Demand Aspiring to establish a leadership position in the fast - growing green energy light truck market Rapid Growth of Global Light Duty Vehicle Fleet (1) Diversified Use Cases 16 2 PSI Overview Key Growth Opportunities Financial Overview ▪ Electric light commercial vehicle sales worldwide nearly doubled in 2022 relative to 2021 and the increase in the share of electric light commercial vehicles outpaced that of electric passenger cars ▪ The demand for light and micro trucks in the township and rural markets has significant room for growth ▪ PSI will be providing vehicles, supply chain services, and maintenance solutions in cities, townships and villages PSI has received indicative demand of 1M+ vehicles ▪ Light commercial vehicles have a broad range of applications and can be adopted for multiple use cases ▪ PSI will be creating programs such as “Supply Stations” and “Health Stations” Supply Stations Mobile vending and catering services. Health Stations Mobile sales of health and sports - related products and services. Note: Pictures shown are illustrative and not actual vehicles in use (1) UN Environment Programme Website, Electric Light Duty Vehicles

3 Forklifts: Unique Access to Lithium Battery and Hydrogen-Powered Solutions

Collaborating with industry partners to produce green energy forklifts for multiple applications

Market Overview[1]

- Forklifts are used in a wide variety of industries including automotive, aerospace, transportation, retail, manufacturing and construction
- Addressable market for forklifts and other materials handling equipment is large and growing

Electric Lift Truck Market Growth[1]

$USD in Billions


CAGR: 11.2%
$50
$130
2021A
2030E

PSI's Green Energy Forklifts[2]

PSI plans to provide materials handling equipment with various power systems to address unmet customer demand





- Green energy forklifts allow operations managers to reduce emissions in their facilities
- Electric forklifts are quiet, and a quieter environment leads to greater workplace safety
- With fewer mechanical components, electric forklifts require less maintenance and are easier to maintain

PSI Overview | Key Growth Opportunities | Financial Overview

17

Note: Pictures shown are illustrative and not actual vehicles in use
(1) Global Market Insights Website, (2022, Oct), Electric Lift Truck Market Size By Product (Warehouse and Counterbalance), By Class (Class 1, Class II, Class III, Class IV), By Application (Chemical, Food & Beverage, Industrial, Logistics and Retail & E-commerce) & Global Forecast, 2022 – 2030
(2) Supply Chain Dive Website, (2021, Oct 12), Electric forklifts gain ground in warehouses, manufacturing facilities; TCM Website, (2022, Mar 30), 6 Key Advantages of Electric-Powered Forklift Trucks

Section 2. Key Growth Opportunities

Case Study – Energy - as - a - Service Green Energy Solutions Battery Swapping Hydrogen Refueling and Storage 19 Hydrogen Fuel Cell Electric Green Ammonia Hydrogen/Methanol Internal Combustion Engines PSI Overview Key Growth Opportunities Financial Overview World Class Partners Proven Advantages Ecosystem

Case Study – Solutions Integrator 20 Partner A PSI Partner B Manufacturing Partner Solutions Integrator ▪ Building an ecosystem for bringing added value to OEMs technology providers and customers ▪ Integrating parties, patents, design, and capabilities into a novel and cohesive solution for commercial vehicles, resulting in reduced total costs and carbon emissions ▪ Reducing transportation costs and carbon footprint Technology Partner ▪ Large and experienced truck manufacturing enterprise ▪ Meeting the needs of heavy - duty short - haul transportation ▪ Sold to more than 100 countries and regions in Africa, Latin America, Southeast Asia, Central Asia, and the Middle East ▪ Technology partner offering various products and services to meet the needs of the 21 st century ▪ Has 6 patents to help logistics customers significantly reduce freight costs Note: Pictures shown are illustrative and not actual vehicles in use PSI Overview Key Growth Opportunities Financial Overview

Section 3. Financial Overview

Indicative Orders Lead to Revenue Visibility

$USD

Current Production Capacity | **Indicative Equipment Orders (FY 2024E)** | **Total Indicative 10-Year Demand From Current Customers**


~135K Units
~$11B
~48K Units
~$1.4B
~2.72M Units
~$160B

PSI Overview | Key Growth Opportunities | Financial Overview

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($6) $73 FY 2023E FY 2024E EBITDA Margin $1 $160 FY 2023E FY 2024E Gross Margin $158 $2,078 FY 2023E FY 2024E Growth Rate $12 $1,404 FY 2023E FY 2024E Equipment Sales Volume Projected Financials Revenue from Equipment Sales EBITDA (1) Gross Profit Total Revenue 23 $USD In Millions Revenue $USD In Millions Gross Profit EBITDA $USD In Millions $USD in Millions; Units in Thousands Equipment Sales Revenue 1,217.4% 7.7% 0.5% 48K 1K (3.8%) 3.5% Source: Management projections Note: Financials inclusive of joint venture and non - controlling interests (1) Please see appendix for a reconciliation of non - GAAP measures PSI Overview Key Growth Opportunities Financial Overview

Financial Summary ~$2.1B ~$1.4B Indicative Equipment Orders 3.5% (1) EBITDA Margin Revenue 24 Source: Management projections Note: Financials inclusive of joint venture and non - controlling interests (1) Please see appendix for a reconciliation of non - GAAP measures FY 2024E FY 2023E $USD in Millions $1,404 $12 Equipment Sales Revenue 11,712.9% - Growth % (1,261) (11) Cost of Sales 143 1 Equipment Sales Gross Profit 10.2% 4.8% Margin % $673 $146 Software Solutions and Other Service Revenue 361.8% - Growth % (656) (146) Direct Costs 17 0 Software Solutions and Other Service Gross Profit 2.5% 0.1% Margin % 160 1 Total Gross Profit (34) (0) Selling Expenses (37) (0) Research and Development Expenses (17) (9) Administrative and Other Operating Expenses - 3 Other investment income $73 ($6) Total EBITDA 3.5% (3.8%) Margin % (3) (0) Depreciation & Amortization (7) (0) Interest Expense $64 ($6) Income before Taxes (16) 2 Tax (Expense) / Benefit $48 ($4) Net Income (Loss) PSI Overview Key Growth Opportunities Financial Overview Estimated 2024 Results

Transaction Summary of Proposed Business Combination

Transaction Highlights

Deal Structure
- Existing PSI stockholders will roll 100% of their equity and are expected to have a pro forma equity ownership of 96.2% at the closing of the business combination
- All charts and tables are shown excluding impact of both public and private warrants

Valuation
- Assumes an implied PSI pre-money market capitalization of $2.0B
- Approximately $2.1B pro forma equity value to market excluding the impact of any Non-Controlling Interest (NCI)

Financing
- Transaction expected to provide gross proceeds of up to approximately $42M before impact of any additional private or public financings. This includes:
  - $32M SPAC cash in trust assuming no further redemptions from trust
  - $10M committed investment from the OCAX sponsor and an Antara entity with a majority economic, non-voting interest in the OCAX sponsor
    - $8M into PSI from the Antara entity pursuant to convertible promissory notes prior to the closing of the business combination
    - The OCAX Sponsor committed to make an additional PIPE investment of $2M concurrently with the closing of the business combination

Sources & Uses

Sources	($M)
PSI Rollover Equity	$2,000
Cash in Trust	32
Sponsor/Antara Investment	10
Total	**$2,042**

Uses	($M)
Equity to PSI	$2,000
Cash to Balance Sheet	34
Estimated Transaction Expenses	8
Total	**$2,042**

Pro Forma Valuation

PF Shares Outstanding (M)	208.0
Share Price ($)	$10.00
PF Equity Value ($M)	**$2,080**
(+) Existing Debt ($M)	$21.2
(-) PF Cash ($M)	($34.5)
PF Enterprise Value ($M)	**$2,067**

Pro Forma Ownership

	Shares (M)	% Own.
(1) PSI Rollover Equity	200.0	96.2%
(2) Existing Sponsor Ownership	3.7	1.8%
(3) Sponsor & Antara Investment	1.0	0.5%
(4) OCAX Public Stockholders	3.0	1.6%



1
2
3
4
Pro Forma Ownership

PSI Overview | Key Growth Opportunities | Financial Overview

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All charts and tables exclude warrants held by all parties. There are 7.5M warrants held by public shareholders and 4.5M warrants held by the sponsor after forfeiture of 2,557,500 warrants owned by the OCAX sponsor pursuant to terms of the BCA. NCI is excluded from all enterprise value calculations
Assumptions: (1) No cash on balance sheet prior to transaction (2) 208.0M pro forma shares outstanding, with all metrics displayed assuming $10.00 per share of common stock (3) Financing of $8M convertible note converting at $10.00 per share of common stock (4) Antara promissory note accrues no interest (5) Approximate trust account balance as of January 12, 2024; assuming no further redemptions from the trust account. Based on current market conditions, redemptions may be relatively high. OCAX's stockholders will have the opportunity to redeem their shares in connection with the stockholder meeting to extend the date by which OCAX must complete a business combination and the stockholder meeting to approve the business combination with PSI (6) Assumes no additional third party PIPE is raised. Pursuant to the business combination agreement, the OCAX sponsor agreed to use best efforts to assist with raising an additional $10 million PIPE (7) Existing debt balance as of December 29, 2023

Large and Growing Fulfillment Capacity due to partnerships with leading manufacturers of green energy commercial vehicles and other equipment leads to shorter R&D cycles and reduces capital requirements Multiple Growth Drivers include equipment sales, fees from enabling solutions, and fees from centralized marketplace, as a foundation for a total green energy ecosystem We believe we have created a series of value - added solutions with potential to transform the green energy and carbon credit sectors Strong Demand with $2.1B of Expected Total Revenue consisting of $1.4B in equipment sales and $0.7B in software services and other revenue in FY 2024 26

Thank you! Powermers Smart Industries, Inc. 1500 Broadway, Suite 3300, New York, NY, 10036

Appendix

Reconciliation of Non - GAAP Metrics 29 Reconciliation of Net Income (Loss) to Adjusted EBITDA FY 2024E FY 2023E $USD in Millions $48 ($4) Net Income (Loss) 16 (2) ( - ) Tax Provision / (Benefit) 7 0 (+) Interest Expense 3 0 (+) Depreciation & Amortization $73 ($6) Adjusted EBITDA